                                                                      Exhibit 23



                        INDEPENDENT AUDITORS' CONSENT



HOUSTON LIGHTING & POWER COMPANY:

         We consent to the incorporation by reference in Houston Lighting & Power Company's (i) Registration Statement on Form S-4 No. 333-11329, (ii) Registration Statements on Form S-3 Nos. 33-46368, 33-54228, 333-20069, 333-20069-01, 333-20069-02, 333-20069-03, 333-20069-04 and (iii) Post-Effective
Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3 of our report dated February 21, 1997, appearing in this Annual Report on Form 10-K of Houston Lighting & Power Company for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 20, 1997